Donald L. Abrecht
Certified Public Accountant
                                                           102 North Main Street
                                                                    P.O. Box 156
                                                             Woodsboro ,MD 21798
                                                              301-845-2312 Phone
                                                                301-845-4672 Fax

                                                                dlacpa@erols.com

February 27, 2004

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth St. N.W.
Washington  DC  20549

Re: Crown Medical Systems, Inc. - Form S-4 Current Report

Dear Sirs:

As Certified Public Accountant, I hereby consent to the inclusion or incorporation by reference in this Form S-4 Current Report Statement dated February 27, 2004, of the following:

My report to the Stockholders and Board of Directors of Crown Medical Systems, Inc., dated December 18, 2003 [February 25, 2004 for Notes 9 and 10] on the balance sheets of Crown Medical Systems, Inc. as at November 30, 2003 and December 31, 2002 and 2001, and the statements of operations, changes in stockholders' equity and cash flows for the period January 1, 2003 to November 30, 2003, the year ended December 31, 2002 and the period from July 13, 2001 (inception) to December 31, 2001.

Yours truly,

/s/ Donald L. Abrecht CPA